Exhibit 10.1
NORTHFIELD LABORATORIES INC.
2003 EQUITY COMPENSATION PLAN
AS AMENDED AND RESTATED EFFECTIVE AS OF AUGUST 1, 2008
     1. Purpose. The purposes of the Northfield Laboratories Inc. 2003 Equity Compensation Plan (the “Plan”) are to (a) encourage outstanding individuals to accept or continue service as employees, consultants and directors of Northfield Laboratories Inc. (the “Company”) and (b) to furnish additional incentives to those persons to achieve the Company’s business goals and objectives and to strengthen the mutuality of interest between those persons and the Company’s stockholders by providing them stock options and other stock and cash incentives.
     2. Administration. The Plan will be administered by a Committee (the “Committee”) of the Company’s Board of Directors consisting of two or more directors as the Board may designate from time to time, each of whom will satisfy such requirements as:
(a)	the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	the Nasdaq Stock Market, Inc. may establish pursuant to its rule-making authority; and

(c)	the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
     The Committee will have the authority to construe and interpret the Plan and any benefits granted thereunder, to establish and amend rules for plan administration, to change the terms and conditions of options and other benefits at or after grant, and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee will be made in its sole discretion in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. A majority of the members of the Committee will constitute a quorum, and all determinations of the Committee will be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, in writing signed by all the Committee members. The Committee may authorize one or more officers of the Company to select employees to participate in the Plan and to determine the number of option shares and other rights to be granted to such participants, except with respect to awards to officers subject to Section 16 of the Exchange Act or officers who are or may become “covered employees” within the meaning of Section 162(m) of the Code (“Covered Employees”), and any reference in the Plan to the Committee will include such officer or officers.
     3. Participants. Participants will consist of all employees, consultants and non-employee directors of the Company. Designation of a participant in any year will not require the Committee to designate that person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Committee may consider all factors that it deems relevant in selecting participants and in determining the type and amount of their respective benefits.

     4. Shares Available under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 4,000,000 shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”). If there is a lapse, expiration, termination or cancellation of any Stock Option issued under the Plan prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan and thereafter are reacquired by the Company, the shares subject to the Stock Option and the reacquired shares will be added to the shares available for benefits under the Plan. Shares covered by a benefit granted under the Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Any shares covered by a Stock Appreciation Right will be counted as used only to the extent shares are actually issued to the participant upon exercise of the right. In addition, any shares of Common Stock exchanged by an optionee as full or partial payment to the Company of the exercise price under any Stock Option exercised under the Plan, any shares retained by the Company pursuant to a participant’s tax withholding election, and any shares covered by a benefit which is settled in cash will be added to the shares available for benefits under the Plan. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company. Under the Plan, no participant may receive in any calendar year (a) Stock Options relating to more than 200,000 shares, (b) Restricted Stock or Restricted Stock Units that are subject to the attainment of Performance Goals (as defined in Section 12) relating to more than 100,000 shares, (c) Stock Appreciation Rights relating to more than 200,000 shares or (d) Performance Shares relating to more than 100,000 shares. No non-employee director may receive in any calendar year Stock Options relating to more than 100,000 shares or Restricted Stock Units relating to more than 50,000 shares. The shares reserved for issuance and the limitations set forth above will be subject to adjustment in accordance with Section 13. All of the available shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options.
     5. Types of Benefits. Benefits under the Plan will consist of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and Other Stock or Cash Awards, all as described below.
     6. Stock Options. Stock Options may be granted to participants, at any time as determined by the Committee. The Committee will determine the number of shares subject to each option and whether the option is an Incentive Stock Option. The option price for each option will be determined by the Committee but will not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Each option will expire at such time as the Committee will determine at the time of grant. Options will be exercisable at such time and subject to such terms and conditions as the Committee will determine; provided that no option will be exercisable later than the tenth anniversary of its grant. The option price, upon exercise of any option, will be payable to the Company in full by (a) cash payment or its equivalent, (b) tendering previously acquired shares (held for at least six months) having a fair market value at the time of exercise equal to the option price or certification of ownership of such previously-acquired shares, (c) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and any withholding taxes due to the Company and (d) such other methods of payment as the Committee deems appropriate. In no event will the Committee cancel any outstanding Stock Option for the purpose of reissuing the option to the participant at a lower exercise price or reduce the option price of an outstanding option, in each case without prior stockholder approval.
     7. Stock Appreciation Rights. Stock Appreciation Rights may be granted to participants at any time as determined by the Committee. A Stock Appreciation right may be granted in tandem with a Stock Option granted under the Plan or on a free-standing basis. The Committee also may substitute Stock Appreciation Rights which can be settled only in stock for outstanding Stock Options at any time. The grant price of a tandem or substitute Stock Appreciation Rights will be equal to the option price of the related option. The grant price of a free-standing Stock Appreciation Rights will be equal to the fair market value of the Common Stock on the date of its grant. A Stock Appreciation Right may be exercised upon such terms and conditions and for the term as the Committee determines; provided that the term will not exceed the option term in the case of a tandem or substitute Stock Appreciation Rights or ten years in the case of a free-standing Stock Appreciation Right and the terms and conditions applicable to a substitute Stock Appreciation Right will be substantially the same as those applicable to the Stock Option which it replaces. Upon exercise of a Stock Appreciation Right, the participant will be entitled to receive payment from the Company in an amount determined by multiplying the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the Stock Appreciation Right by the number of shares with respect to which the Stock Appreciation Right is exercised. The payment may be made in cash or stock, at the discretion of the Committee, except in the case of a substitute Stock Appreciation Right, which may be made only in stock.
     8. Restricted Stock and Restricted Stock Units. Restricted Stock and Restricted Stock Units may be awarded or sold to participants under such terms and conditions as may be established by the Committee. Restricted Stock and Restricted Stock Units will be subject to such restrictions as the Committee determines, including, without limitation, any of the following:
(a)	a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or

(b)	a requirement that the holder forfeit (or in the case of shares or units sold to the participant resell to the Company at cost) such shares or units in the event of termination of employment during the period of restriction.
     All restrictions will expire at such times as the Committee may specify.
     9. Performance Stock. The Committee may designate the participants to whom long-term performance stock (“Performance Stock”) is to be awarded and determine the number of shares, the length of the performance period and the other terms and conditions of each such award. Each award of Performance Stock will entitle the participant to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under a Performance Stock award may be adjusted by the Committee on the basis of such further consideration as the Committee may determine; provided that the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any participant who is a Covered Employee. The Committee may make a cash payment equal to the fair market value of shares of Common Stock otherwise required to be issued to a participant pursuant to a Performance Stock award.
     10. Performance Units. The Committee may designate the participants to whom long-term performance units (“Performance Units”) are to be awarded and determine the number of units and the terms and conditions of each such award. Each Performance Unit award will entitle the participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any performance goals, the amount to be paid under a Performance Unit award may be adjusted by the Committee on the basis of such further consideration as the Committee will determine; provided that the Committee may not, in any event, increase the amount earned under Performance Unit awards upon satisfaction of any performance goal by any participant who is a Covered Employee and the maximum amount earned by a Covered Employee in any calendar year may not exceed $500,000. The Committee may substitute actual shares of Common Stock for the cash payment otherwise required to be made to a participant pursuant to a Performance Unit award.

     11. Other Stock or Cash Awards. In addition to the incentives described in Sections 6 through 10, the Committee may grant other incentives payable in cash or in Common Stock under the Plan as it determines to be in the best interests of the Company and its stockholders and subject to such other terms and conditions as it deems appropriate.
     12. Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Performance Criteria may be calculated in accordance with the Company’s financial statements, generally accepted accounting principles or under a methodology established by the Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report.
     13. Adjustment Provisions. If the Company at any time changes the number of issued shares of Common Stock by stock dividend, stock split, spin-off, split-off, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, the total number of shares reserved for issuance under the Plan, the maximum number of shares which may be made subject to an award in any calendar year, and the number of shares covered by each outstanding award and the price therefor, if any, will be equitably adjusted by the Committee.
     14. Terminating Events. The Company, at its option, may give any or all of the participants at least 10 business days written notice (or, if such notice period is not practicable, such shorter notice period as the Company determines in good faith is practicable) prior to the anticipated date of the consummation of a Terminating Event. Upon receipt of such notice, and for a period of five business days thereafter (or such other period as may be specified in the Company’s notice with respect to the Terminating Event), each participant receiving such notice will be permitted to exercise, in whole or in part, the vested and unexercised portion of each Stock Option or Stock Appreciation Right held by such participant in accordance with the terms and conditions of the Plan and the award agreement relating to such Stock Option or Stock Appreciation Right. Upon the consummation of the Terminating Event, all Stock Options and Stock Appreciation Rights will be canceled and forfeited to the extent they have not been exercised in accordance with the provisions of this Section 14. If the Terminating Event is not consummated, all Stock Options and Stock Appreciation Rights exercised pursuant to the Company’s notice of the Terminating Event will be deemed not to have been exercised and will thereafter be exercisable to the same extent and on the same terms and conditions as if notice of the Terminating Event had not been given by the Company. In lieu of delivering notice of a Terminating Event pursuant to this Section 14, the Company, at its option, may cause the successor or acquiring corporation in connection with any Terminating Event or, if applicable, the corporate parent of any such corporation (the “Successor Corporation”), to assume in writing the obligations of the Company under the Plan and the outstanding award agreements entered into pursuant to the Plan. In such event, the number and kind of shares acquirable upon the exercise of the Stock Options and Stock Appreciation Rights and the exercise price applicable thereto will be adjusted appropriately and the Stock Options and Stock Appreciation Rights as so adjusted will be deemed solely to represent rights to acquire shares of the Successor Corporation in the manner provided in the agreements between the Company and the Successor Corporation. For purposes of this Section 14, “Terminating Event” means any (a) sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets or (b) consolidation or merger of the Company in which the Company is not the surviving or continuing corporation, or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have, directly or indirectly, at least an 80% ownership interest in the outstanding Common Stock of the surviving corporation immediately after the merger.
     15. Nontransferability. Each benefit granted under the Plan will not be transferable otherwise than by will or the laws of descent and distribution and each Stock Option and Stock Appreciation Right will be exercisable during the participant’s lifetime only by the participant or, in the event of disability, by the participant’s personal representative. In the event of the death of a participant, exercise of any benefit or payment with respect to any benefit will be made only by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit will pass by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may permit the transfer of a Stock Option or Stock Appreciation Right by the participant, subject to such terms and conditions as may be established by the Committee.
     16. Taxes. The Company will be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice and the Company may defer making payment or delivery as to any award, if any such tax is payable until indemnified to its satisfaction. A participant may pay all or a portion of any required withholding taxes arising in connection with the exercise of a Stock Option or Stock Appreciation Right or the receipt or vesting of shares hereunder by electing to have the Company withhold shares of Common Stock, having a fair market value equal to the amount required to be withheld.
     17. Duration, Amendment and Termination. No award of any benefit under the Plan will be made more than ten years after the date of adoption of the Plan by the Board of Directors; provided that the terms and conditions applicable to any option granted on or before such date may thereafter be amended or modified by mutual agreement between the Company and the participant, or such other person as may then have an interest therein. The Board of Directors or the Committee may amend the Plan from time to time or terminate the Plan at any time; provided that no such action will reduce the amount of any existing award or change the terms and conditions thereof without the participant’s consent. No material amendment of the Plan will be made without stockholder approval.
     18. Fair Market Value. The fair market value of the Common Stock at any time will be determined in such manner as the Committee may deem equitable or as required by applicable law or regulation.
     19. Other Provisions. The award of any benefit under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the participant’s employment, requirements or inducements for continued ownership of Common Stock after exercise or vesting of benefits, acceleration of benefits upon the occurrence of a change in control of the Company or other events determined by the Committee, forfeiture of awards in the event of termination of employment after exercise or vesting, or breach of noncompetition or confidentiality agreements following termination of employment, or provisions permitting the deferral of the receipt of a benefit for such period and upon such terms as the Committee may determine. If any benefit under the Plan is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules. The Committee may permit or require a participant to have amounts or shares of Common Stock that otherwise would be paid or delivered to the participant as a result of the exercise or settlement of an award under the Plan credited to a deferred compensation or stock unit account established for the participant by the Committee on the Company’s books of account.
     20. Code Section 409A. To the extent applicable, the parties intend that the Plan and award agreements will be interpreted and construed in compliance with Section 409A of the Code and Treasury Department regulations and other interpretive guidance issued thereunder. Notwithstanding the foregoing, the Company will not be required to assume any increased economic burden in connection therewith. Although the Company intends to administer the Plan so that it will comply with the requirements of Section 409A of the Code, the Company does not represent or warrant that the Plan will comply with Section 409A of the Code or any other provision of federal, state, local or non-United States law. Neither the Company nor any of its directors, officers, employees or advisers will be liable to any participant (or any other individual claiming a benefit through the participant) for any tax, interest or penalties the participant might owe as a result of participation in the Plan.
     21. Governing Law. The Plan and any actions taken in connection herewith will be governed by and construed in accordance with the laws of the State of Delaware without regard to applicable conflict of law principles.
     22. Stockholder Approval. The Plan was originally adopted by the Board of Directors on July 10, 2003 and approved by the stockholders of the Company on September 17, 2003. An amendment and restatement of the Plan to increase the number of shares available under the Plan from 750,000 to 2,250,000 shares of Common Stock was adopted by the Board of Directors on July 14, 2005 and approved by the stockholders of the Company on September 29, 2005. An amendment and restatement of the Plan to further increase the number of shares available under the Plan from 2,250,000 to 4,000,000 shares of Common Stock was adopted by the Board of Directors on August 1, 2008, subject to stockholder approval. The foregoing amendment to the Plan will not become effective if stockholder approval is not obtained at the Company’s next annual meeting of stockholders and, in such event, the Plan in the form previously adopted and approved by the Board of Directors and the Company’s stockholders will continue in full force and effect.

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